      As filed with the Securities and Exchange Commission on May 21, 2001

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            THE KEITH COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                                             33-0203193
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)


2955 RED HILL AVENUE, COSTA MESA, CALIFORNIA                        92626
  (Address of principal executive offices)                        (zip code)


                            THE KEITH COMPANIES, INC.
                 AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  ARAM H. KEITH
                             CHIEF EXECUTIVE OFFICER
                            THE KEITH COMPANIES, INC.
                              2955 RED HILL AVENUE
                          COSTA MESA, CALIFORNIA 92626
                     (Name and address of agent for service)

                                 (714) 668-7001
          (Telephone number, including area code, of agent for service)


                                    COPY TO:
                              Thomas J. Crane, Esq.
                               Rutan & Tucker, LLP
                      611 Anton Boulevard, Fourteenth Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                     Proposed              Proposed
         Title of securities                   Amount to be      maximum offering     maximum aggregate        Amount of
          to be registered                     registered(1)     price per share(2)    offering price(2)    registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share       488,889 shares          $16.84            $8,232,890.76          $2,058.22
============================================================================================================================

(1) Consists of 488,889 additional shares of common stock reserved for future issuance upon exercise of stock options to be granted under the registrant's Amended and Restated 1994 Stock Incentive Plan pursuant to an increase in the number of shares of common stock reserved for issuance under the plan approved by the registrant's shareholders on May 16, 2001. This registration statement also covers an indeterminable number of shares of common stock that may become issuable under the plan by reason of any stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price reported for the common stock by the Nasdaq National Market on May 15, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission, or the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In this registration statement, The Keith Companies, Inc. (the registrant) is sometimes referred to as "we," "us," "our" or "the Company."

     This registration statement is filed solely to register an additional 488,889 shares of our common stock reserved for issuance under our Amended and Restated 1994 Stock Incentive Plan which increase was approved by our board of directors on March 13, 2001 and approved by our shareholders on May 16, 2001.

ITEM 3. Incorporation of Documents by Reference.

     The following documents, as filed by us with the Commission, are incorporated by reference in this registration statement and made a part hereof:

     (a) Our 424(b) prospectus (registration no. 333-58088) filed on May 2,
2001.

     (b) Our annual report on Form 10-K for the fiscal year ended December 31, 2000, as amended by amendment number 1 thereto on Form 10-K/A.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, since the end of the fiscal year covered by the annual report referred to in (b) above.

     (d) The description of our common stock contained in our registration statement on Form S-1 (registration no. 333-58088), including any amendment or report filed for the purpose of amending or updating such description.

     All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to the part hereof from the date of filing of these documents. Any statement contained in any document, or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     We shall provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the registration statement. Such requests should be directed to: Chief Financial Officer, The Keith Companies, Inc., 2955 Red Hill Avenue, Costa Mesa, California 92626, (714) 668-7001.

ITEM 4. Description of Securities.

     Not Applicable

ITEM 5. Interests of Named Experts and Counsel.

     Not Applicable

ITEM 6. Indemnification of Directors and Officers.

     Our Amended and Restated Articles of Incorporation, or the Articles, provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of our company for breach of a director's duties to us or our shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of our company or our shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to us or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to our company or our shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our shareholders; (vi) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.

     The Articles also authorize us to provide indemnification to our agents (as defined in Section 317 of the California Corporations Code), through our Amended and Restated Bylaws, or the Bylaws, or through agreements with such agents or both, for breach of duty to us and our shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

     Our Bylaws provide for indemnification of our officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. Our Bylaws further provide that no indemnification shall be made in the case of a derivative suit in respect to any claim as to which such person has been adjudged to be liable to our company, except with court approval, nor shall indemnification be made for amounts paid in settling or otherwise disposing of a pending action without court approval, or for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification under our Bylaws is mandatory in the case of an agent of our company (present or past) who is successful on the merits in defense of a suit against him or her in such capacity. In all other cases where indemnification is permitted by our Bylaws, a determination to indemnify such person must be made by a majority of a quorum of disinterested directors (if a quorum of directors is not obtainable, by independent legal counsel in a written legal opinion), a majority of disinterested shareholders, or the court in which the suit is pending.

     We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our Articles and Bylaws. Among other things, these agreements provide that we will indemnify, subject to certain requirements, each of our directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of our company, on account of services by such person as a director or officer of our company, or as a director or officer of any other company or enterprise to which the person provides services at our request.

ITEM 7. Exemption from Registration Claimed.

     Not Applicable

ITEM 8. Exhibits.

     The following is a list of exhibits filed as part of the registration statement:

   Exhibit
   Number                              Exhibit
   -------                             -------
     4.1      Amended and Restated 1994 Stock Incentive Plan.

     4.2      Form of The Keith Companies, Inc. Nonqualified Stock Option
              Agreement.

     4.3      Form of The Keith Companies, Inc. Incentive Stock Option
              Agreement.

     5        Opinion of Rutan & Tucker, LLP.

    23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5).

    23.2      Consent of KPMG LLP.

    24.1 Power of Attorney (included on the signature page of this registration statement).

ITEM 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, or the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on May 16, 2001.


                                            THE KEITH COMPANIES, INC.,
                                            a California Corporation


                                            By: /s/ ARAM H. KEITH
                                                --------------------------------
                                                    Aram H. Keith,
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aram H. Keith and Gary C. Campanaro, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.


          Signature                                   Title              Date
          ---------                                   -----              ----
/s/ ARAM H. KEITH                    Chairman of the Board and        May 16, 2001
----------------------------------   Chief Executive Officer
    Aram H. Keith                    (Principal Executive Officer)


/s/ ERIC C. NIELSEN                  President and Chief              May 16, 2001
----------------------------------   Operating Officer
    Eric C. Nielsen


/s/ GARY C. CAMPANARO                Chief Financial Officer,         May 16, 2001
----------------------------------   Secretary and Director
    Gary C. Campanaro                (Principal Accounting Officer)


/s/ WALTER W. CRUTTENDEN, III        Director                         May 16, 2001
----------------------------------
    Walter W. Cruttenden, III


/s/ GEORGE DEUKMEJIAN                Director                         May 16, 2001
----------------------------------
    George Deukmejian


/s/ CHRISTINE DIEMER IGER            Director                         May 16, 2001
----------------------------------
    Christine Diemer Iger

                                  EXHIBIT INDEX


 4.1     Amended and Restated 1994 Stock Incentive Plan.

 4.2     Form of The Keith Companies, Inc. Nonqualified Stock Option Agreement.

 4.3     Form of The Keith Companies, Inc. Incentive Stock Option Agreement.

 5       Opinion of Rutan & Tucker, LLP.

23.1     Consent of Rutan & Tucker, LLP (included in Exhibit 5).

23.2     Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this registration statement).